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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 March 21, 2001
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                    DIGITAL CREATIVE DEVELOPMENT CORPORATION
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             (Exact name of registrant as specified in its charter)


                                      Utah
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                 (State or other jurisdiction of incorporation)



     0-22315                                                 34-1413104
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(Commission File Number)                             (I.R.S. Employer
                                                       Identification No.)


67 Irving Place North, New York, New York                            10003
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(Address of principal executive offices)                          (Zip Code)


                                 (212) 387-7700
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               Registrant's telephone number, including area code


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.


         The Registrant has acquired from TuneIn Media, Inc. (the "Seller") all of the outstanding capital stock of Tuneinmovies.com, Inc., a California corporation ("TI"), and Keynomics, Inc., a California corporation ("Keynomics") (TI and Keynomics together, the "Companies"). The consideration for the purchase of the Companies was the issuance of 2,245,000 of the Registrant's common stock to TuneIn Media, Inc. In addition, in the event the net income of the Companies for the year ending December 31, 2001 exceeds $1,500,000, the Registrant is obligated to issue to the Seller Warrants to purchase 100,000 shares of the Registrant's common stock with an exercise price of $2.00; if such net income exceeds $1,600,000, the Registrant will issue to the Seller Warrants to purchase an additional 100,000 shares of the Registrant's common stock with an exercise price of $1.50; and if such net income exceeds $1,800,000, the Registrant shall issue to the Seller Warrants to purchase an additional 500,000 shares of the Registrant's common stock with an exercise price of $1.00.



                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



March 27, 2001                          Digital Creative Development Corporation



                                       By:  /s/ Ralph J. Sorrentino, President
                                          -------------------------------------
                                            Ralph J. Sorrentino, President






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EXHIBIT INDEX


99.1     Press Release Dated March 21, 2001